Exhibit 10.59
IDENTIFIER: JOHND2008 — INTRASTATEsales LDCs #1.1
GAS SALES AGREEMENT
THIS AGREEMENT made and entered in this 1st day of July, 2008 (“Commencement Date”), by and between JOHN D. OIL & GAS MARKETING CO., LLC, with its offices located at 3511 Lost Nation Road, Willoughby, Ohio 44094, an Ohio Corporation (hereinafter referred to as “Seller”), and NORTHEAST OHIO NATURAL GAS CORP. (hereinafter referred to as “NEO”), ORWELL NATURAL GAS COMPANY (hereinafter referred to as “ONG”), and BRAINARD GAS CORP. (hereinafter referred to as “BGC”), with all of their offices located at 8500 Station Street, Suite 100, Mentor, OH 44060 (hereinafter NEO, ONG and BGC shall be collectively referred to as “Buyer”).
RECITALS:
WHEREAS, Buyer desires to acquire supplies of natural gas (“gas”) and to obtain delivery of such gas to its facilities through various pipelines owned or leased by others; and
WHEREAS, Seller is in the business of acquiring natural gas supplies for resale; and
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereby agree as follows:
ARTICLE 1
AGREEMENT Subject to the terms of this Agreement, Seller does hereby agree to sell to Buyer on a best effort basis and Buyer does hereby agree to purchase, during the term of this Agreement, those quantities of natural gas as described in the Agreement.
ARTICLE 2
TERM OF AGREEMENT The term of this Agreement shall be effective from the Commencement Date and shall continue in full force and effect until September 31, 2023 (“Term”).
ARTICLE 3
QUANTITY Buyer agrees to purchase all of its gas requirements from Seller at the location(s) described in the Agreement. Buyer herein affirms that it will purchase volumes from no other supplier unless Seller cannot supply the amounts of gas requested by Buyer. In that event, Buyer, on a temporary basis, may secure the volume of gas that Seller cannot provide from whatever source Buyer chooses.
NOMINATIONS Buyer shall advise Seller in writing, such notice to be received no later than fifteen (15) days prior to the first day of each month during the term of this Agreement, of Buyer’s anticipated consumption of natural gas which buyer wishes to purchase from Seller (“Nominated Volume”) hereunder for the following month.
REIMBURSEMENT To the extent Buyer’s monthly consumption result in the imposition of a penalty or balancing charge by any interstate and/or intrastate pipeline utilized to transport gas which is the subject of this Agreement, Buyer shall be responsible for and reimburse Seller for such penalty or balancing charge which is the result of Buyer’s monthly nomination or consumption.
ARTICLE 4
DELIVERY POINT AND TRANSPORTATION Any gas purchased hereunder shall be sold by Seller or Seller’s agent to Buyer and delivered to the pipelines designated by Buyer to transport gas to Buyer’s pipelines located in Northeastern Ohio (“Delivery Point”). Title to the gas delivered hereunder shall vest in Buyer upon delivery to the Delivery Point. Buyer shall arrange and pay for all gas transportation costs and retainage imposed by pipelines downstream of the Delivery Point. At and beyond the Delivery Point, Buyer or Buyer’s representative shall be in exclusive control and possession and be responsible for any loss of gas, damage, or injury caused thereby.
ARTICLE 5
PURCHASE PRICE The price to be paid by NEO to Seller is set forth in Exhibit “A”; the price to be paid by ONG to Seller is set forth in Exhibit “B”; and the price to be paid by BNG to Seller is seth forth in Exhibit “C”. The Delivered Price (as defined in Exhibits “A”, “B”, and “C”) may be modified from time to time subject to the mutual agreement of both Buyer and Seller to reflect the then current market conditions. If the parties cannot agree upon any such modification, the price in effect at that time shall then remain in effect, subject to any future price adjustment as set forth in the following sentence. On the 5th anniversary and 10th anniversary of the Commencement Date of this Agreement (the “Bid Dates”), Buyer shall have the right to seek bona fide third party bids from other gas marketers. Within thirty (30) days of the applicable Bid Date, Buyer shall provide Seller with a copy of any such third party bid that Buyer is willing to accept. Seller shall then have fifteen (15) days from the date of its receipt of any such third party bid in which to: (i) agree to match the third party bid; or (ii) elect not to match the third party bid. If Seller agrees to match the third party bid, the Delivered Price shall be amended to reflect the Delivered Price proposed under the third party bid that Seller agreed to match and Buyer shall be required to reject said thirty party bid. If Seller elects not to match said third party bid, Seller shall deliver written notice to the Buyer of its rejection and the Delivered Price shall continue to be the Delivered Price that was then in effect prior to the date of Buyer’s receipt of the third party bids and Buyer shall remain obligated to continue to purchase its gas requirements from Seller under the terms and conditions of this Agreement, and Buyer shall be required to reject said third party bid. Notwithstanding anything hereinabove contained to the contrary, Buyer and Seller will come to mutual agreement on any Delivered Price reduction, if during the term of this Agreement, Buyer is unable to recover any portion of the Delivered Price from its customers.
RIGHT OF LAST REFUSAL At the completion of the Term of this Agreement, Buyer agrees to grant to Seller the right of last refusal to match any bona fide written offer received by Buyer from another supplier to supply the volumes of gas hereunder upon the same terms as offered by such other supplier. Buyer shall forward to Seller a copy of such bona fide offer together with all particulars relating thereto. In the event Seller determines to meet such bona fide offer within fifteen (15) days of receipt of such other offer from Buyer, Buyer’s cancellation of this Agreement shall be deemed ineffective and this Agreement shall continue in full force and effect, subject to the revised terms set forth in the third party bona fide offer accepted by the Seller.
ARTICLE 6
BILLING AND PAYMENT Seller shall invoice Buyer for gas delivered pursuant to this Agreement every thirty (30) days. Buyer shall pay the amounts invoiced within ten (10) days of the invoice date. Seller’s invoice statement shall report the total volumes of gas sold and delivered to Buyer during the period covered.
A finance charge of one and one-half percent (1 1/2%) per month shall be due and payable on all invoices that are not paid within fifteen (15) days of the invoice date. The quantities invoiced by Seller will be based on the quantities delivered by Seller or Seller’s agent and measure at the Delivery Point. In the event the actual quantities delivered to Buyer are unavailable, the estimated volumes of gas tendered for delivery by Seller to Buyer shall be invoiced to Buyer. Any appropriate adjustment shall be made in the following billing period. In addition, Seller shall have the option to discontinue delivering gas to Buyer if payment is not received within thirty (30) days of the invoice date.
ARTICLE 7
QUALITY AND MEASUREMENT Seller warrants that gas tendered by Seller shall be delivered at temperatures, pressures, and other conditions acceptable for transportation by Buyer. Measurement of the gas shall be in accordance with the policies and conditions of Buyer. The measurement of gas by meter at the Delivery Point is conclusive on the Buyer and Seller, except when the meter is found to be defective or ceases to register. In the latter event, while the meter is determined to be inoperable, the gas delivered shall be estimated by use of any other appropriate meter(s) or by the amount delivered by the said meter during a previous corresponding period under similar conditions. In the event either party questions the accuracy of the meter, the Seller shall have the meter removed, sealed, tested and repaired. The cost of testing and repairing the meter shall be borne by the party challenging the accuracy of the same if the meter on test proves to be correct, or within three percent (3%) fast or slow, otherwise the cost of testing and repairing the meter shall be borne by the Seller.
ARTICLE 8
WARRANTY OF TITLE AND TAXES Seller warrants title to all gas delivered by it and warrants that such gas is free from all liens and adverse claims. Seller shall indemnify and save Buyer harmless against all suits, debts, damages, costs and expenses arising from adverse claims to the gas delivered by it or taxes, payments or other charges thereon applicable before title to such gas has passed to Buyer at the Delivery Point. Buyer shall pay, or cause to be paid, all taxes, assessments, charges or fees imposed by governmental authorities, (including without limitation, all applicable state sales and use taxes), whether levied upon or assessed against Seller or Buyer, with respect to gas sold and delivered hereunder after title has passed to Buyer at the Delivery Point. Buyer’s obligation to pay such taxes, assessments, charges or fees so imposed shall survive any termination of this Agreement. Upon request, Buyer shall execute and deliver to Seller such forms, certificates, or other documents as Seller requires to determine the applicability of any such tax, assessment, charge or fee to the sale and use of the gas delivered hereunder.
ARTICLE 9
GOVERNING LAW The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Ohio.
ARTICLE 10
REGULATORY BODIES This Agreement shall be subject to all the rules and regulations of any duly constituted Federal or State regulatory body having jurisdiction hereunder.
ARTICLE 11
FORCE MAJEURE If either Buyer or Seller is rendered unable, for a period not more than 30 days, wholly or in part, by force majeure to perform its obligations under this Agreement, other than the obligation to make payments then or thereafter due, it is agreed that performance of the respective obligations of the parties hereto to deliver and receive gas, so far as they are affected by such force majeure, shall be suspended from the inception of any such inability until it is corrected but for no longer as practicable after the occurrence of the force majeure. The party claiming such inability shall give notice thereof to the other party as soon as practicable after the occurrence of the force majeure. If such notice is first given by telephone communication, it shall be confirmed promptly in writing giving full particulars. The party claiming such inability shall promptly correct such inability to the extent it shall be corrected through the exercise of reasonable diligence. Force majeure as used herein shall mean acts of god, vandalism, wars, civil unrest, rebellion, blockades, strikes, lightning fires, floods, explosions, hurricanes, breakage of machinery or pipelines, failure or freezing of wells or pipelines, availability of gas supply, failure of third party pipelines to transport gas hereunder, permanent plant closing and other causes not within the control of the party claiming a force majeure situation. If at some future date there is a change in any law, rule or regulation, and by such change, governmental certificate or authorization is required, or Seller is prevented, prohibited or frustrated from carrying out the terms of this Agreement in the manner contemplated hereunder, then this Agreement, at the sole discretion of Seller, shall be canceled.
ARTICLE 12
NOTICES Whenever, under the terms of this Agreement, any notice, invoice, or payment is required or permitted to be given by one party to the other, it shall be given in writing and shall be deemed to have been sufficiently given for all purposes hereof if sent by U.S. mail, postage prepaid, to the parties at the addresses set forth below:

SELLER:	JOHN D. OIL & GAS MARKETING CO., LLC
3511 Lost Nation Road
Willoughby, OH 44094
Phone: 440 255-1945; Fax: 440 255-1985

BUYER:	NORTHEAST OHIO NATURAL GAS CORP.
8500 Station Street, Suite 100
Mentor, OH 44060
ARTICLE 13
ASSIGNMENT All of the covenants, conditions and obligations of this Agreement shall extend to and be binding upon the heirs, personal representatives, successors and assigns respectively of the parties hereto, provided, however, that this Agreement shall not be assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, no consent shall be required if either party assigns this Agreement to an affiliated entity. For purposes of this Agreement, an affiliated entity shall mean any entity or person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first entity or person. In addition, Buyer shall not be permitted to withhold its consent if Seller assigns this Agreement to an entity or a person which, at the time of such assignment, has been engaged in the business of acquiring natural gas supplies for resale.
ARTICLE 14
CREDIT REQUIREMENTS Buyer and Seller agree that Buyer’s compliance with Seller’s credit policies and requirements shall be condition precedent to Seller’s obligation to deliver natural gas under this Agreement. Furthermore, if the financial status of Buyer becomes unsatisfactory, Buyer upon demand of Seller shall give satisfactory security. Buyer’s failure to abide by the provisions of this Article 14 shall be considered a breach hereof and, in such event, payment for all natural delivered hereunder shall be immediately due and owing and shall be paid immediately and Seller shall without waiving any rights or remedies it shall have, withhold further deliveries until such payment or security is received.
ARTICLE 15
SURVIVAL OBLIGATIONS The obligations of Buyer to make payment for gas received hereunder shall survive the termination or cancellation of this Agreement. The obligations of Seller to indemnify Buyer pursuant to Article 8 (“Warranty of Title and Taxes”) and for Buyer to pay for any taxes imposed on the gas shall survive the termination or cancellation of this Agreement. If any provision in this Agreement is determined to be invalid, void, or unenforceable by any court having jurisdiction, then such determination shall not invalidate, void, or make unenforceable any other provision, agreement, or covenant in this Agreement. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided therein or by law.
ARTICLE 16
COMPLETE AGREEMENT This Agreement represents the complete and entire understanding between the parties, superceding any prior agreements, respecting the subject matter of this transaction. The parties hereto declare that there are no promises, representations, conditions, warranties, other agreements, expressed or implied, oral or written, made or relied upon by either party, except those herein contained.
IN WITNESS WHEREOF, the parties, or their authorized agents, hereto have caused this Agreement to be executed the day and year above written.

SELLER:
WITNESSES:	JOHN D. OIL & GAS MARKETING CO., LLC

	BY	/s/ Richard M. Osborne

	BY	Richard M. Osborne

	ITS	Managing Member

BUYER:
WITNESSES	NORTHEAST OHIO NATURAL GAS CORP.

	BY	/s/ Martin K. Whelan

	BY	Martin K. Whelan

	ITS	VP

WITNESSES:	ORWELL NATURAL GAS COMPANY

	BY	/s/ Thomas J. Smith

	BY	Thomas J. Smith

	ITS	President

WITNESSES:	BRAINARD GAS CORP.

	BY	/s/ Thomas J. Smith

	BY	Thomas J. Smith

	ITS	President

EXHIBIT “A”
     The price to be paid by NEO to Seller for natural gas delivered to NEO at the Delivery Point during the Term shall be the greater of (a) NYMEX plus seventy-five cents ($.75) per Thousand Cubic feet (“Mcf”) plus any applicable transportation costs and taxes or (b) market price, plus any applicable transportation costs, shrinkage and taxes.

NEO initials:

Seller initials:	/s/ R.O.

A-1

EXHIBIT “B”
     The price to be paid by ONG Buyer to Seller for natural gas delivered to ONG at the Delivery Point during the Term shall be the greater of (a) NYMEX plus seventy-five cents ($.75) per Thousand Cubic Feet (“Mcf”) plus any applicable transportation costs, shrinkage costs and taxes or (b) market price, plus any applicable transportation costs, shrinkage and taxes.

NEO initials:	/s/ TS

Seller initials:	/s/ R.O.

B-1

EXHIBIT “C”
     The price to be paid by BGC to Seller for natural gas delivered to BGC at the Delivery Point during the Term shall be the greater of (a) NYMEX plus seventy-five cents ($0.75) per Thousand Cubic Feet (“Mcf”) plus any applicable transportation costs, shrinkage costs and taxes or (b) market price, plus any applicable transportation costs, shrinkage and taxes.

NEO initials:	/s/ TS

Seller initials:	/s/ R.O.

C-1